Exhibit 99.2

CONTE ROSSO & PARTNERS, S.R.L.

CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2012 & DECEMBER 31, 2011

	September 30,	December 31,
	2012 Unaudited	2011 Audited
Assets
Current Assets:
Cash	€211	€545
Trade total	5,045	11,480
Less allowance for doubtful accounts	-	(3,120)
Net trade and other receivables	5,045	8,360
Related parties receivables	20,643	2,932
VAT Tax receivables	1,655	3,824
Advance payment on purchase and other current assets	150	6,608
Available for sale assets	-	8,363
Total current assets	27,704	30,632

Non - Current Assets:
Investment in other companies	15	387
Net properties, plant and equipment
(Including Capital Leased properties € 37,124 and € 38,082 respectively)	68,978	93,830
Goodwill	1,606	1,947
Other non-current assets
(Including Related Parties receivables € 8,607 and €2,547 respectively)	8,849	9,070
Total non - current assets	79,448	105,234

Total Assets	€107,152	€135,866

Liabilities and Stockholders' Equity
Current liabilities:
Bank overdrafts	€2,987	€10,331
Current maturities of long term loans and capital leases	7,246	15,120
Trade payables	7,410	9,895
Related parties payables	4,938	607
Others current liabilities	3,597	20,357
Available for sale liabilities	-	3,560
Total current Liabilities	26,178	59,870

Non - current liabilities:
Long term loans and capital leases	45,976	46,732
Shareholder's loans	811	2,383
Other non-current liabilities	271	692
Total non - current Liabilities	47,058	49,807

Stockholders' Equity
Common stocks	98	98
Additional Paid in Capital	25,905	25,905
Retained earnings/(Accumulated loss)	7,573	134
Equity attributable to owners of Conte Rosso & Partners, S.rl.	33,576	26,137
Non-Controlling interests in the consolidated subsidiaries	340	52
Total Stockholders' Equity	33,916	26,189
Total Liabilities and Stockholders' Equity	€107,152	€135,866

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CONTE ROSSO & PARTNERS S.R.L. GROUP
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months Ended	Three months Ended	Nine Months Ended	Nine months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
	Unaudited	Unaudited	Unaudited	Unaudited

Revenue from operations	€949	€1,027	€3,254	€3,413
Direct operating and selling, general and administrative costs
Direct operating costs	405	384	576	896
Selling, general and administrative costs	494	408	1	1,510
Amortization and depreciation	685	735	2,158	2,121
Total direct operating, selling, and administrative costs	1,584	1,527	2,735	4,527
Operating Profit/(Loss)	(635)	(500)	519	(1,114)

Interest income		1
Interest expenses	86	538	1,775	2,221
Asset Impairment	-	710
Other income	95	393	17	856
Gain on business combination(bargain purchase)	-	59		2,504
Profit/(Loss) from continuing operations, before income taxes	(626)	1,589	(1,239)	25
Income taxes	37	28	113	105
Profit/(Loss) from continuing operations, net of income taxes	945	1,561	(1,352)	(80)
Net loss from operations of discontinued operations, after taxes	-	3,131	19	3,153
Net income on disposal of discontinued operations, after taxes	3,259	-	3,565	95
Net profit/(loss) from discontinued operations	3,259	(3,131)	3,546	(3,058)
Consolidated net profit/(loss) for the period	2,633	(1,570)	2,194	(3,138)
Less net loss attributable to non-controlling interests in the consolidated subsidiaries	117	142	44	436
Net profit/(loss) attributable to owners of Conte Rosso & Partners S.r.l	2,516	(1,428)	2,238	(2,702)

STATEMENT OF COMPREHENSIVE INCOME €/000
Consolidated net loss for the period	2,633	(1,570)	2,194	(3,138)
Total comprehensive loss for the period	2,633	(1,570)	2,194	(3,138)
Less net comprehensive loss attributable to non-controlling interests in the consolidated subsidiaries	117	142	44	436
Net comprehensive loss attributable to owners of Conte Rosso & Partners S.r.l	2,516	(1,428)	2,238	(2,702)

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CONTE ROSSO & PARTNERS, S.R.L.

CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	September 30, 2012	September 30, 2011
	Unaudited	Unaudited
Cash Flows from Operating Activities
Net Income/(loss)	€2,194	€(3,138)
Net loss from operations on discontinued operations	19	3,153
Net gain from disposal on discontinued operations	(3,565)	(95)
Depreciation and amortization of non-current assets	2,158	2,154
Other depreciation		708
Change in VAT taxes	2	(30)
Other non-cash adjustments	33	1,692
Cash flows from operations before changes in assets and liabilities	842	4,445
Changes in assets and liabilities
Change in trade receivables	3,385	(5,189)
Change in related parties receivables	(17,711)	(1,199)
Change in other receivables	(70)	508
Change in advance payment on purchase of properties	6,450	11,906
Change in other assets	134	(354)
Change in trade payables	(2,485)	4,384
Change in related parties payables	4,331	(700)
Change in other payables	(8,622)	(2,874)
Change in income current taxes	569	(1,158)
Change in other liabilities	(6,961)	(1,962)
Net cash provided by Operating Activities (A)	(20,138)	7,807
Cash Flows from Investing Activities
Purchases of intangible assets		(3)
Proceeds from sale of intangible assets	1,426
Payment for purchase of properties, plant and equipment		(25,985)
Proceeds from sale of properties, plant and equipment	22,694
Proceeds from sale of associates and other company	372	659
Payment for financial investing activity	(5,810)	(1,695)
Other investing change	4,819	(700)
Net cash used in investing activities (B)	(23,501)	(27,724)
Cash Flows from Financing Activities
Net reimbursements/borrowings from bank overdrafts	(7,344)	188
Net proceeds from/repayment of issuance of long-term debt	(12,190)	17,228
Net proceeds from/repayment of issuance of shareholders loan	3,961	5,959
Net cash provided by Financing Activities (C )	(15,573)	23,376
Cash Flows from Discontinued Operations
Net reimbursement of liabilities associated with discontinued operations	(31,805)	(649)
Net proceeds from disposal of assets associated with discontinued operations	43,700	395
Net payments of operations on discontinued operations	(19)	(3,153)
Net cash provided by Discontinued Operations (D )	11,876	(3,407)
Net Increase/(decrease) in Cash and Cash Equivalents (A+B+C+D)	(334)	51
Cash and cash equivalents at beginning of the year	545	430
Cash and cash equivalents at end of the year	€211	€481

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CONTE ROSSO & PARTNERS, S.R.L. GROUP

Notes to unaudited Consolidated Financial Statements

For the nine months periods ended September 30, 2012 and 2011

(Euros, amounts in thousands, unless otherwise indicated)

1.	Organization

Conte Rosso & Partners S.r.l. (formerly “All Real Estate S.r.l. – “CR&P” or “the Company”) is a company incorporated in Italy. Operations are carried out through CR&P and its subsidiary companies, and mainly consist of investment in business, operating properties, real estate trading and development.

As of September 30, 2012 the consolidated operating subsidiaries are the following:

	%	% voting		Principal
Subsidiary	Ownership	capital	Location	activity

Aral Immobiliare S.r.l.	100.00	100.00	Italy	Real estate

Bruno Buozzi Immobiliare S.r.l.	100.00	100.00	Italy	Real estate

C.R.&P. Service S.c.a.r.l.	35.75	35.75	Italy	Group’s exclusive financial services

Galzignano Terme Golf & Resort S.p.A.	100.00	100.00	Italy	Investment company
Masseria Santo Scalone Hotel & Resort S.r.l.	100.00	100.00	Italy	Hotel
Primesint S.r.l.	70.00	70.00	Italy	Real estate

Ripa Hotel & Resort S.r.l.	100.00	100.00	Italy	Hotel

Terme di Galzignano S.p.A.	100.00	100.00	Italy	Hotel

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16.	Summary of significant accounting policies

Basis of consolidation

All majority-owned subsidiaries in which CR&P has both voting share and management control are consolidated. All significant intercompany accounts and transactions are eliminated. Subsidiaries over which control is achieved through other means, such as stockholders agreement, are also consolidated even if less than 51% of voting capital is held. The equity attributable to non-controlling interests in subsidiaries is shown separately in the consolidated financial statements.

Basis of presentation

The consolidated financial statements for the nine months ended September 30, 2012 and 2011 are prepared in accordance with generally accepted accounting principles generally accepted in the United States of America (“US GAAP”).

The Euro is the functional currency of all companies included in these consolidated financial statements.

Restatement

We have made changes to the balance sheets, statement of operations and cash flow statements to correct our presentation to comply with Generally Accepted Accounting Principles. None of these changes are material and the net effect is not material to the financial statements.

Additionally, we added and changed our footnotes to comply with Generally Accepted Accounting Principles. None of these changes are material and the net effect is not material to the financial statements.

Acquisitions

Assets acquired and liabilities assumed in business combinations are recorded on our consolidated balance sheets as of the respective acquisition dates based upon their estimated fair values at such dates.

The results of operations of businesses acquired by us have been included in the consolidated statements of income (loss) since their respective dates of acquisition. In certain circumstances, the purchase price allocations are based upon preliminary estimates and assumptions. Accordingly, the allocations are subject to revision when we receive final information, including appraisals and other analyses. There were no contingent payments, options, or commitments in any of our acquisition agreements.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances, cash on current accounts with banks, bank deposits and other highly liquid short-term investments with original maturities of less than three months.

Accounts receivable & Allowance for doubtful accounts

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms, without discounts. The Company periodically evaluates the collectability of its accounts receivable and considers the need to record or adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. The Company has determined that as of September 30, 2012 and December 31, 2011, € 0 and € 3.120 respectively, is the allowance for doubtful accounts that was required. The Company does not require collateral to support customer receivables.

Investments

Investments in unconsolidated affiliates over which we exercise significant influence, but do not control, including joint ventures, are accounted for using the equity method.

Investments in unconsolidated affiliates over which we are not able to exercise significant influence are accounted for under the cost method.

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Property, plant and equipment

Property, plant and equipment are stated at acquisition cost less accumulated depreciation and adjustments for impairment losses. Property, plant and equipment also includes assets under construction and plant and equipment awaiting installation.

Subsequent expenditures are capitalized only when they increase the future economic benefits embodied in an item of property, plant and equipment. All other expenditures are recognized as expenses in the consolidated statement of income as incurred.

Capitalization ceases when construction is interrupted for an extended period or when the asset is substantially complete.

Depreciation is charged on a straight-line basis over the estimated remaining useful lives of the individual assets.

Depreciation commences from the time an asset is put into operation. Depreciation is not charged on assets to be disposed of or on land. The range of the estimated useful lives is as follows:

-	Buildings and constructions: 33 years

-	Machinery and equipment: 2 – 20 years

-	Others: 5 years

Long-Lived Assets

We evaluate the carrying value of our long-lived assets for impairment by comparing the expected undiscounted future cash flows of the assets to the net book value of the assets when events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value will be charged to earnings.

Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions, appraisals, and, if appropriate, current estimated net sales proceeds from pending offers.

We evaluate the carrying value of our long-lived assets based on our plans, at the time, for such assets and such qualitative factors as future development in the surrounding area and status of expected local competition.

Assets and liabilities held for sale

In connection with the strategy of focusing on hotel ownership we divested all of our non-hotel assets to a related party at cost. In the December 31, 2011 balance sheet, all assets an liabilities related to this spin off was shown as assets held for sale. Most of these sales were concluded before the ending date of the interim financial statements presented (September 30, 2012).

The realized value of these assets is higher than the net asset carrying value.

Goodwill and Other Intangible Assets

We evaluate goodwill for impairment on an annual basis, and do so during the last month of each year using balances as of the end of September and at an interim date if indications of impairment exist. Goodwill impairment is determined by comparing the fair value of a reporting unit to its carrying amount in a two-step process with an impairment being recognized only where the fair value is less than carrying value. We define a reporting unit at the individual property level.

When determining fair value in step one, we utilize internally developed discounted future cash flow models, third party appraisals and, if appropriate, current estimated net sales proceeds from pending offers. Under the discounted cash flow approach we utilize various assumptions, including projections of revenues based on assumed long-term growth rates, estimated costs and appropriate discount rates based on the weighted-average cost of capital. The principal factors used in the discounted cash flow analysis requiring judgment are the projected future operating cash flow, the weighted-average cost of capital and the terminal value growth rate assumptions. The weighted-average cost of capital takes into account the relative weights of each component of our capital structure (equity and long-term debt) and is determined at the reporting unit level. Our estimates of long-term growth and costs are based on historical data, various internal estimates and a variety of external sources, and are developed as part of our routine, long-term planning process. We then compare the estimated fair value to our carrying value.

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If the carrying value is in excess of the fair value, we must determine our implied fair value of goodwill to measure if any impairment charge is necessary. The determination of our implied fair value of goodwill requires the allocation of the reporting unit’s estimated fair value to the individual assets and liabilities of the reporting unit as if we had completed a business combination.

We perform the allocation based on our knowledge of the reporting unit, the market in which they operate, and our overall knowledge of the hospitality industry.

Leasing

All lease agreements of the Company and its subsidiaries as lessees are accounted for as capital. The Company recognizes the asset and associated liability on its balance sheet. Capital are capitalized at the beginning of the lease at the lower of the fair value of the leased property and the present value of minimum lease payments. Each installment of the lease is apportioned between the liability and finance charges so as to achieve an equal reduction in capital due for each payment made at constant rate on the remaining financial balances.

Derivative financial instruments

The Company uses derivative financial instruments principally for the management of exposure to variable interest rates on long-term financing. All derivative financial instruments are classified as assets or liabilities and are accounted for at trade date. The Company measures all derivative financial instruments based on fair values derived from market prices of the instruments. Changes in the fair value of a derivative that is significant and that is designated and qualifies as a fair value hedge, along with the loss or gain on the hedged asset or liability, are recorded in the income statement.

There was only one derivative instrument hedging the risk of variable interest rates (an “interest rate cap”), the notional amount of is € 4 million. This derivative instrument hedges the risk from change of interest rate on a mortgage loan facility with “bullet” repayments originally of € 8 million of which € 6.6 million is outstanding. This derivative was divested as part of our plan to focus on hotels only as of September 30, 2012.

Shareholders loans

Shareholders loans to the Group are all non-interest bearing. Italian law provides that the shareholders loans to a corporation ("S.r.l.") are not preferred and their repayment is subordinated to other categories of debt. As a result all shareholder loans are classified as non-current liabilities.

Severance indemnity fund

According to Italian accounting principles reflecting local law and applicable employment contracts, certain post-employment benefits accrue during the period of employment. Under U.S. GAAP, post-employment benefits are defined either as de fined contribution plans or defined benefit plans.

In defined contribution plans, the company's obligation is limited to the payment of contributions to the Government or to a fund. Defined benefit plans are pension, insurance and healthcare programs which cover the company's obligation, even implicitly, to provide the benefits due to former employees. The liabilities associated with defined benefit plans are determined on the basis of actuarial assumption (discounting) and accrued in the financial statements over the employment period required to obtain the benefits.

The severance indemnity fund required by Italian law is a liability similar to a defined benefit plan, which, however, according to Italian accounting principles, is not subject to discounting. Given the small number of Group employees any difference between the present provisions in the financial statements prepared in accordance with Italian GAAP and discounted value of these benefits is considered to be immaterial.

Revenue Recognition

Our revenues are derived from rent we receive according to rental agreements we have in place with a Hotel Management Company. The majority of our rent is fixed and payable monthly. We recognize additional revenue that is variable based on a percentage of the operating profit of our rented hotels.

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Taxes

Income taxes

We account for income taxes to recognize the amount of taxes payable or refundable for the current year and the amount of deferred tax assets and liabilities resulting from the future tax consequences of differences between the financial statements and tax basis of the respective assets and liabilities. We recognize the financial statement effect of a tax position when, based on the technical merits of the uncertain tax position, it is more likely than not to be sustained on a review by taxing authorities. These estimates are based on judgments made with currently available information. We review these estimates and make changes to recorded amounts of uncertain tax positions as facts and circumstances warrant.

Stockholder’s equity

As of today, the share capital of CR&P is represented by one share, fully paid as to € 98,000. Mr. Antonio Conte and Ms. Maddalena Olivieri each contributed 50% of the share capital of CR&P. In accordance with Italian law, this share is registered with the Register of Companies at the Italian Chamber of Commerce.

3. Related parties receivables and payables

Related parties receivables and payables relate to the CEO and shareholder, Mr. Antonio Conte, both directly and indirectly.

The amount shown as receivables as of September 30, 2012 relates to a receivable from Masoledo, S.r.l., owned by Mr. Conte, referred to the sale of the non-hotel business.

The amount shown as receivables as of December 31, 2011 relates primarily to an interest-free loan to Mr. Antonio Conte, given to complete certain acquisitions, and which is repayable in 32 monthly installments. The amount outstanding of this loan is €3.1 million, of which €0.6 million is classified as current asset and €2.5 million as non-current asset. Others related parties receivables and payables shown in the balance sheet, relate to Mr. Antonio Conte both directly and indirectly.

4. Advance payment on purchase and other current assets

Advance payments are primarily deposit paid in connection with real estate being acquired as detailed in the table below.

Advance payment on purchase and other current assets	September 30, 2012	Dec. 31, 2011
Advance payment on purchase	€ '000	€ '000
Roma, via Carciano, building		4,600
Salerno, Sala Abbagnano, land under development program		1,850
Total advance payment on purchase		6,450
Other current assets	150	158

Total	€150	€6,608

The properties mentioned above have been divested as of September, 2012.

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5. Real estate held for sale

The following are the real estate assets held for resale:

Assets held for sale	September 30, 2012	Dec. 31,2011
	€ '000	€ '000
Roma - Via Bruxelles, building		€3,235
Anzio (RM) - Loc. via della Cannuccia, building		2,428
Pisa, via San Martino, building		2,700

Total		€8,363

Liabilities associated with Assets held for sale	September 30, 2012	Dec. 31, 2011
	€'000	€'000
Roma - Via Bruxelles, building		2,013
Pisa, via San Martino, building		1,547
Total		€3,560

The properties mentioned above and the related liabilities have been divested in September, 2012.

6. Investments

Of the total of €387,000 as of December 31, 2011, €372,000 is represented by the investment in Intermedia Finance S.p.A. which is carried at cost. This investment has been divested as of September, 2012.

7. Property, plant and equipment

Property, plant and equipment comprises :

Property, plant and equipment	September 30, 2012	Dec. 31, 2011
	€ '000	€ '000
Hotel Ripa building, plant and equipment	€41,853	€41,623
Terme di Galzignano golf, building, plant and equipment	40,420	40,420
Via Buozzi, Rome, building	3,300	3,300
Petrochemical and power plant (ENITAL S.r.l.)		14,284
Porto Cervo (OT), Sardinia, Building		833
Porto Rotondo (OT), Sardinia, Building		421
Fregene (RM) - Via Capo d'Orlando, building		1,456
Trieste - Loc. Villa Opicina, industrial building		2,523
Milano, via Azario, building		7,205
San Giuliano Milanese (Milan), Via Benaco, building	550	550
Other properties, plant and equipment	4,905	1,470
Less accumulated depreciation	(22,050)	(20,255)
Total, net	€68,978	€93,830

8. Major acquisitions and divestments

In line with the strategy to expand operations in the hospitality area, on January 1, 2011 the Company acquired 97.25% of Terme di Galzignano S.p.A (“TdiG”). The cost of acquisition of TdiG was €23,266 million. It was paid with cash of €4.90 million and assumption of €18,276 million of debt.

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The primary asset of TdiG is a resort spa located in the Euganean Hills, a few miles from Padua. The complex consists of four four-star hotels, a nine hole golf course with putting green, driving range and clubhouse, a revitalizing center and spa, six indoor and outdoor pools, two sports pools, six tennis clay courts, a jogging and shopping center. The complex is surrounded by 350,000 square meters of parkland.

The balance sheet effects of the acquisition are summarized below:

The purchase price allocation for the acquisition of Terme di Galzignano S.p.A. is as follows;

January 1, 2011
Current maturity of long-term debt	€6,539
Long-term debt	11,737
Cash payments	4,990
Total purchase price	€23,266

Allocated to:
Property, plant and equipment	€25,580
Net working capital	1,205
Less Bank overdrafts	848
Less Provisions	195
Less Gain on bargain purchase	2,476
Total	€23,266

The gain of €2,476 million on bargain purchase is recognized in the statement of operations for the year ended December 31, 2011.

Guinean Energy Enterprises S.A. (Republic of Guinea) incorporation

Guinean Energy Enterprises S.A. was incorporated in April 2012 and the Group has a 95% indirect interest (71.25 calculating as equity ratio method) in its issued share capital held through West African Enterprises Ltd., the Group’s african sub-holding.

The Guinean Energy Enterprises S.A. was established to seek to exploit opportunities in the Republic of Guinea and in particular opportunities in oil palm plantations, construction and operation of power plants, real estate development and construction and operation of hotels. As of September 30, 2012, this subsidiary was divested.

Antonio S.r.l. spin-off

It has been decided to split the subsidiary Antonio S.r.l. (“Antonio”) into two entities so that each can focus on its own operations. Antonio has transferred its industrial property assets and operations into a newly created company, CRP Immobiliare S.r.l. (“CRPI”), focused on industrial operations, and has distributed the shares of this new company to the existing shareholders of Antonio on a pro rata basis.

As a result CRPI will acquire total assets with a book value as of December 31, 2011 of €15.15 million and liabilities of €10.12 million. The equity of CRPI (assets less liabilities transferred) will amount to €5.03 million.

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Set out below are details of assets and liabilities transferred:

€/000
TRANSFERRED ASSETS
Tangible assets
Cars	44

Investment in associates and other companies

Comunicazioni Globali S.r.l.	3
Sacomar S.r.l. in liquidazione	5
Investimenti Immobiliari S.r.l.	5
Aros S.r.l.	100
Intermedia Finance S.p.A.	372
Life insurance policy	250
735
Total Investment in associates and other companies

Assets held for resale
Properties held for resale	4,933

Receivables
Receivables from Aral rl	5,464
Receivables from I.IMM.RI SRL	3,757
Receivables from Aros Srl	215
Total receivables	9,436

TOTAL TRANSFERRED ASSETS	15,148

€/000
TRANSFERRED LIABILITIES
Financial debt
Long term debt	1,501
Bank overdraft	496
Total financial debt	1,997

Other current liabilities
Shareholder loans	1,129
Payables to Ripa S.r.l.	475
Payables to Preneste Re srl	5,654
Total other current liabilities	7,258

Other non-curent liabilities
Advance payment on property	169
Notes paybles	700
Total other non-current liabilities	869

TOTAL TRANSFERRED LIABILITIES	10,124

TOTAL TRANSFERRED EQUITY	5,024

Divestment of all non-hospitality businesses

In September 2012, the Company divested all of it non-hotel assets to a related party company controlled by the shareholders. The total assets and liabilities divested was $ 49.2 million and $ 45.7 million, respectively.

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9. Goodwill

	Owned and leased hotel	Others owned properties	Total
Balance as of January 1, 2011

Goodwill, net	€1,149	€798	€1,947

No Activity during the period

Balance as of December 31, 2011

Goodwill, net	1,149	798	1,947
Balance as of January 1, 2012

Goodwill, net	1,149	798	1,947

Divestment of subsidiaries		(382)

Balance as of September 30, 2012

Goodwill, net	€1,149	€457	€1,606

In the nine months period ended September 30, 2012 and in the fiscal year ending December 31, 2011, the company did not have any new goodwill or any impairment on existing goodwill.

10. Other non-current assets

The table below shown the breakdown of other non-current assets:

	September 30, 2012	December 31, 2011
Related parties non-current receivables	€8,607	€2,547
Other financial assets	4	254
Accruals and deferred costs	227	353
Other non-current receivables		4,479
Other non-current assets	€8,838	€7,633

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11. Bank overdrafts and Long term debt

Amounts of financial debt due to non-related parties are:

	September 30, 2012	December 31, 2011

Debt

Mortgage loan on property	€22,917	€34,559
Leasing	30,305	30,853
Bank Overdrafts	2,987	10,331
Total debt	56,209	75,744
Current portion of Debt	10,233	25,452
Long term debt	€45,976	€50,292

The following tables sets out the main terms and conditions and the outstanding balances as of September 30, 2012 and December 31, 2011 of the financial debts:

Company	Type of debt	Object	Collateral	Outstanding balance as of September 30, 2012 (€'000)	Outstanding balance as of December 31, 2011 (€'000)
CONTE ROSSO & PARTNERS, S.R.L.	BANK OVERDRAFT	Cash facility	-	€2,078	€2,018
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	BANK OVERDRAFT	Cash facility	-		253
ARAL IMMOBILIARE, S.r.l.	BANK OVERDRAFT	Cash facility	-	0	0
INVESTIMENTI IMMOBILIARI, S.r.l.	MORTGAGE LOAN ("bullet" reimbursement plan)	Building improvement	Building, via Azario, Milan, Italy + Insurance Policy		6,600
INVESTIMENTI IMMOBILIARI, S.r.l.	BANK OVERDRAFT	Cash facility	-		65
INVESTIMENTI IMMOBILIARI, S.r.l.	BANK OVERDRAFT	Cash facility	-		522
TERME DI GALZIGNANO, S.r.l.	BANK OVERDRAFT	Cash facility	-	296	288
TERME DI GALZIGNANO, S.r.l.	BANK OVERDRAFT	Cash facility	-	102	97
TERME DI GALZIGNANO, S.r.l.	BANK OVERDRAFT	Cash facility	-	207	197
TERME DI GALZIGNANO, S.r.l.	BANK OVERDRAFT	Cash facility	-	304	291
			TOTAL	€2,987	€10,331

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Outstanding non-current loans

as of September 30, 2012 and December 31, 2011

Company	Type of debt	Object	Collateral	Outstanding balance as of September 30, 2012 (€'000)	Outstanding balance as of December 31, 2011 (€'000)
8 + 23 IMMOBILIARE S.R.L.	UNSECURED LOAN	Time sharing - Punta Ala, purchasing	-		€1,079
CONTE ROSSO & PARTNERS, S.R.L.	CAPITAL LEASE	Building purchase	Headquarter property, via B.Buozzi, Rome, Italy	2,753	2,762
CONTE ROSSO & PARTNERS, S.R.L.	UNSECURED LOAN	Cash facility	-	768	1,000
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, via Bruxelles, Rome, Italy		516
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, via Bruxelles, Rome, Italy		207
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, via Bruxelles, Rome, Italy		1,290
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, Villa Opicina (Trieste), Italy		1,412
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, Fregene (Rome), Italy		861
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	UNSECURED LOAN	Cash facility	-		2,470
ARAL IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, Porto Cervo (Olbia), Italy	351	455
MASSERIA SANTO SCALONE, S.r.l.	MORTGAGE LOAN	Building purchase	Hotel and land property, Santo Scalone, Ostuni (Brindisi), Italy	2,388
MASSERIA SANTO SCALONE, S.r.l.	MORTGAGE LOAN	Building purchase	Hotel and land property, Santo Scalone, Ostuni (Brindisi), Italy	510
ENITAL S.r.l.	MORTGAGE LOAN	Building and plant purchase	Petrochemical and energy plant, Livorno, Italy		1,317
ENITAL S.r.l.	MORTGAGE LOAN	Building and plant purchase	Petrochemical and energy plant, Livorno, Italy		3,611
PRIMESINT, S.r.l.	CAPITAL LEASE	Building purchase	Building, Via Benaco, San Giuliano (Milan), Italy	329	343
RIPA HOTEL & RESORT S.r.l.	CAPITAL LEASE	Building purchase	Hotel property in Rome, Italy	27,330	27,748
RIPA HOTEL & RESORT, S.r.l.	MORTGAGE LOAN	Building purchase	Bulding, via San Martino, Pisa, Italy		451
RIPA HOTEL & RESORT, S.r.l.	MORTGAGE LOAN	Building purchase	Bulding, via San Martino, Pisa, Italy		717
RIPA HOTEL & RESORT, S.r.l.	MORTGAGE LOAN	Building purchase	Bulding, via San Martino, Pisa, Italy		379
TERME DI GALZIGNANO, S.r.l.	MORTGAGE LOAN	Building purchase	Hotel property in Galzignano (Padova), Italy	13,793	13,793
TERME DI GALZIGNANO, S.r.l.	MORTGAGE LOAN ("bullet" reimbursement plan)	Cash facility	Hotel property in Galzignano (Padova), Italy	5,000	5,000
			TOTAL	€53,222	€65,412

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The following table sets out the significant term and future payments of long-term loans:

Company	Type of debt	Object	Collateral	Install. matur. as of Sep. 30, 2013 (€/000)	Install. matur. as of Sep. 30, 2014 (€/000)	Install. matur. as of Sep. 30, 2015 (€/000)	Install. matur. as of Sep. 30, 2016 (€/000)	Install. matur. as of Sep. 30, 2017 (€/000)
CONTE ROSSO & PARTNERS, S.R.L.	CAPITAL LEASE	Building purchase	Headquarter property, via B.Buozzi, Rome, Italy	98	102	107	111	115
CONTE ROSSO & PARTNERS, S.R.L.	UNSECURED LOAN	Cash facility	-	328	350
ARAL IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, Porto Cervo (Olbia), Italy	60	61	63	65	68
MASSERIA SANTO SCALONE, S.r.l.	MORTGAGE LOAN	Building purchase	Hotel and land property, Santo Scalone, Ostuni (Brindisi), Italy	175	183	192	201	210
MASSERIA SANTO SCALONE, S.r.l.	MORTGAGE LOAN	Building purchase	Hotel and land property, Santo Scalone, Ostuni (Brindisi), Italy	510
PRIMESINT, S.r.l.	CAPITAL LEASE	Building purchase	Building, Via Benaco, San Giuliano (Milan), Italy	21	22	23	24	25
RIPA HOTEL & RESORT S.r.l.	CAPITAL LEASE	Building purchase	Hotel property in Rome, Italy	578	605	633	662	692
TERME DI GALZIGNANO, S.r.l.	MORTGAGE LOAN	Building purchase	Hotel property in Galzignano (Padova), Italy	1,379	1,379	1,379	1,379	1,379
			TOTAL	3,149	2,702	2,397	2,442	2,489

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The following table sets out the amounts of the assets held and used by capital lease:

	Asset Balances as of	Asset Balances as of
Class of property	September 30, 2012	December 31, 2011

Building	€42,580	€42,580

Less: accumulated depreciation	5,456	4,498

Net balance	€37,124	€38,082

The following table sets out the schedule of the undiscounted and discounted future minimum lease payments:

Minimum lease payments (future and net present value)
Twelve months-period ending September 30:	€'000
2014	2,012
2015	2,012
2016	2,012
2017	2,012
2018	2,012
Later years	21,323
Purchase option	12,059
Net minimum lease payments	43,443
Less: Amount representing interest	16,036
Present value of net minimum lease payments	€27,407

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As of September 30, 2012, there are no unused credit lines.

12. Shareholder’s loans

In order to strengthen the Group’s capital position and taking into account future financial commitments to enable the real estate investment and development projects to be progressed, in the last quarter of 2011, Mr. Conte waived repayment of shareholder’s loans of € 25.9 million.

13. Commitments and contingencies

The Company and certain subsidiaries are defendants in legal actions in the normal course of business. Based on the advice of legal counsel, management believes that the amounts recognized and recorded as debt provisions or asset negative adjustments are sufficient to cover probable losses in connection with such actions.

The risk provisions or negative adjustments are recognized when in accordance with the opinion of legal counsel the liability is probable and measurable.

14. Income taxes

Tax losses carryforwards

Under Italian tax law the operating loss carryforwards available for offset against future profits can be used indefinitely. Operating loss carryforwards are only available for offset against national income tax, in the limit of 80% of taxable annual income.

Our operating losses carried forward and available for offset against future profits as of September 30, 2012 and December 31, 2011 is €6.045 and €8.195, respectively.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Components of the Company’s deferred tax asset are as follows as of September 30, 2012 and December 31 2011:

	2012	2011
Deferred tax asset – net operating loss carryovers	1,622	1,431
Less Valuation allowance	1,622	1,431)
Net deferred tax asset	€-	€-

The Company periodically evaluates whether it is more likely than not that it will generate sufficient taxable income to realize the deferred income tax asset. The ultimate realization of this asset is dependent upon the generation of future taxable income sufficient to offset the related deductions. At the present time, management cannot presently determine when the Company will be able to generate sufficient taxable income to realize the deferred tax asset; accordingly, a valuation allowance has been established to offset the asset.

The reconciliation of income tax benefit attributable to continuing operations computed at the Italian statutory tax rates to the income tax benefit recorded is as follows:

	Nine months ended September 30,
	2012	2012
Income tax at Italian statutory rate of 27.5%	€615	€(744)
Increase in valuation allowance	(615)	744
Income tax benefit	€-	€-

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15. Subsequent events

In November 2012 the Company consummated a share exchange with Southern State Sign Company. The Share Exchange is being accounted for as a reverse merger. Our consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of both companies, our historical operations and the operations of CR&P from November 1, 2012, the date of the Share Exchange Agreement.

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